Exhibit 99.1

CONTINENTAL MATERIALS CORPORATION

REPORTS RECEIPT OF LETTER FROM AMERICAN STOCK EXCHANGE REGARDING NON-COMPLIANCE WITH AMERICAN STOCK EXCHANGE CONTINUED LISTING STANDARDS

CHICAGO, May 2 — Continental Materials Corporation (AMEX; CUO) today disclosed receipt of a letter from the American Stock Exchange notifying the Company that it is not in compliance with Sections 134 and 1101 of the Amex Company Guide, specifically related to the Company’s failure to file Form 10-K for its fiscal year ending December 31, 2005. In order to maintain its Exchange listing, the Company must submit a plan by May 2, 2006, advising the Amex of action it has taken, or will take, that would bring the Company into compliance by no later than June 16, 2006. The Company submitted its written plan to the Exchange on May 1, 2006. The Exchange will evaluate the Plan, and if acceptable, will allow the Company to remain listed through June 16, 2006. The Exchange will monitor the Company to determine whether it is making progress consistent with the plan. The Exchange may, in its sole discretion, initiate delisting proceedings if it determines that the Company is not in compliance with the continued listing standards by June 16, 2006 or does not make progress consistent with the Company’s plan prior to that date. Until the Company is current with its SEC filing requirements, its shares will be identified with an “LF” indicator on the Exchange’s consolidated tape.

The Company has not yet filed its Form 10-K because shortly prior to its planned filing date, the Company’s auditor informed the Company that it was the auditor’s opinion that the Company may need to report certain product lines as separate segments. The Company is working with its auditors and intends to engage a third-party consultant to resolve the business segment matter and expects to file the Form 10-K by June 16, 2006.

CAUTIONARY STATEMENT— Statements in this document that are not historical facts are forward-looking statements. It is important to note that many factors could cause actual results to differ materially from those projected in such forward-looking statements, including the Company’s ability to complete its assessment of its segment disclosures. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Company’s ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.